Exhibit 4.5

CARDIOL THERAPEUTICS INC.

EQUITY COMPENSATION PLAN

AMENDED AND RESTATED JUNE 1, 2020

1.                PURPOSE

This Equity Compensation Plan, as amended (the “Plan”), is intended to advance the interests of Cardiol Therapeutics Inc. (the “Corporation”) and its security holders by attracting, retaining and motivating the performance of selected directors, officers, employees, or service providers of the Corporation of high caliber and potential upon whose judgement, initiative and effort, the Corporation is largely dependent for the successful conduct of its business, and to encourage and enable such Persons to acquire and retain a proprietary interest in the Corporation by ownership of its securities.

The Plan permits the grant of Options (as defined herein) and the grant or issue of Share-Based Awards (as defined herein) pursuant to the terms and conditions of the Plan provided herein.

2.                DEFINITIONS

The following words and terms shall have the following meanings:

“Act” means the Business Corporations Act (Ontario) RSO 1990, c B.16;

“Administrator” has the meaning ascribed to that term under Section 3.1;

“Applicable Laws” means, at any time, with respect to any Person, property, transaction or event, all applicable laws, statutes, regulations, treaties, judgments and decrees and (whether or not having the force of law) all applicable official directives, rules, consents, approvals, by-laws, permits, authorizations and orders of any Governmental Authority having authority over that Person, property, transaction or event;

“Award” means, individually or collectively, a grant under this Plan of Options, or a grant or issue under this Plan of Share-Based Awards, in each case subject to the terms of this Plan;

“Black Out Period” means the period during which designated Persons cannot trade Shares of the Corporation pursuant to any policy of the Corporation respecting restrictions on trading which is in effect at that time (which, for greater certainty, does not include the period during which a cease trade order is in effect to which the Corporation, or in respect of an Insider, that Insider, is subject);

“Board” means the board of directors of the Corporation;

“Change of Control Transaction” means: (i) the acquisition of a sufficient number of voting securities in the capital of the Corporation so that the acquiror, together with Persons acting jointly or in concert with the acquiror, becomes entitled, directly or indirectly, to exercise more than 50% of the voting rights attaching to the outstanding voting securities in the capital of the Corporation (provided that, prior to the acquisition, the acquiror was not entitled to exercise more than 50% of the voting rights attaching to the outstanding voting securities in the capital of the Corporation); (ii) the completion of a consolidation, merger, arrangement or amalgamation of the Corporation with or into any other entity whereby the voting security holders of the Corporation immediately prior to the consolidation, merger, arrangement or amalgamation receive less than 50% of the voting rights attaching to the outstanding voting securities of the consolidated, merged, arranged or amalgamated entity; or (iii) the completion of a sale whereby all or substantially all of the Corporation’s undertakings and assets become the property of any other entity and the voting securityholders of the Corporation immediately prior to the sale hold less than 50% of the voting rights attaching to the outstanding voting securities of that other entity immediately following that sale;

“Commission” means the Ontario Securities Commission;

“Director” means a director of the Corporation or any Subsidiary;

“Employee” means an employee or officer of the Corporation or any Subsidiary, whether a Director or not, and includes both full-time and part-time employees of the Corporation. For avoidance of doubt, the term “Employee” includes Non-Executive Employees;

“Event” has the meaning ascribed to that term under Section 4.2;

“Exchange” means the Toronto Stock Exchange or any stock exchange or quotation system in Canada where the Common Shares are listed on or through which the Common Shares are listed or quoted;

“Expiry Date” has the meaning ascribed to that term under Section 5.6;

“Governmental Authority” means (i) any federal, provincial, state, local, municipal, regional, territorial, aboriginal or other government, any governmental or public department, branch or ministry, or any court, domestic or foreign, including any district, agency, commission, board, arbitration panel or authority and any subdivision of any of them exercising or entitled to exercise any administrative, executive, judicial, ministerial, prerogative, legislative, regulatory, or taxing authority or power of any nature; and (ii) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of them, and any subdivision of any of them;

“Grant Date” has the meaning ascribed to that term under Section 5.1;

“Independent Director” means a Director who is not an Employee;

“insider” has the meaning ascribed to that term in the Securities Act (Ontario) from time to time;

“Market Price” means the closing price of the Shares on the Exchange, or another stock exchange where the majority of the trading volume and value of the Shares occurs, the day immediately preceding the relevant date;

“Non-Executive Employee” means an Employee who is not an insider of the Corporation or any Subsidiary;

“Option” means a stock option granted to a Director, Employee or Service Provider under the Plan to purchase a Share of the Corporation;

“Option Certificate” has the meaning a ascribed to that term under Section 5.3; “Option Period” has the meaning ascribed to that term under Section 5.4;

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“Participant” means a Director, Employee or Service Provider to whom an Option or Share-Based Award has been granted or issued, as the case may be, pursuant to the Plan;

“Person” will be broadly interpreted and includes: (i) a natural person, whether acting in his or her own capacity, or in his or her capacity as executor, administrator, estate trustee, trustee or personal or legal representative, and the heirs, executors, administrators, estate trustees, trustees or other personal or legal representatives of a natural person; (ii) corporation or a company of any kind, a partnership of any kind, a sole proprietorship, a trust, a joint venture, an association, an unincorporated association, an unincorporated syndicate, an unincorporated organization or any other association, organization or entity of any kind; and (iii) a Governmental Authority;

“Service Provider” means a Person or company engaged by the Corporation or a Subsidiary to provide services for an initial, renewable or extended period of twelve months or more;

“Share” means a Class A common share in the capital of the Corporation;

“Share-Based Awards” means a Share award granted or issued to a Non-Executive Employee, an Independent Director or a Service Provider under the Plan;

“Share-Based Award Agreement” has the meaning ascribed to that term under Section 6.3; and

“Subsidiary” means a body corporate that is controlled by the Corporation and, for the purposes of this definition, a body corporate will be deemed to be controlled by the Corporation if the Corporation, directly or indirectly, has the power to direct the management and policies of the body corporate by virtue of ownership of, or direction over, voting securities in the body corporate.

3.                ADMINISTRATION

3.1              Administration

The Plan shall be administered by the Board. The Board may make, amend and repeal at any time and from time to time such regulations as it may deem necessary or advisable for the proper administration and operation of the Plan and such regulations shall form part of the Plan. The Board may delegate to any Director or Employee of the Corporation (the “Administrator”) such administrative duties and powers as it may see fit.

3.2              INTERPRETATION

The interpretation by the Board of any of the provisions of the Plan and any determination by it pursuant thereto shall be final and conclusive and shall not be subject to any dispute by any Participant. No member of the Board or any Person acting pursuant to authority delegated by the Board hereunder shall be liable for any action or determination in connection with the Plan made or taken in good faith and each member of the Board and each such Person shall be entitled to indemnification with respect to any such action or determination in the manner provided for by the Corporation.

4.                SHARES SUBJECT TO PLAN

4.1              Number of Shares

Subject to adjustment pursuant to the provisions of Section 4.2 hereof, the number of Shares pursuant to the Plan (together with the Shares which may be issuable pursuant to any other securities based compensation arrangement of the Corporation) shall not exceed 13% of the issued Shares of the Corporation from time to time.

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The number of Shares pursuant to the Plan which may be issuable pursuant to exercise of Options shall not exceed 10% of the issued Shares of the Corporation from time to time. Options shall only be granted to bona fide Directors, Employees and Service Providers. The maximum number of Share-Based Awards granted or issued in any fiscal year shall not exceed 3% of the issued and outstanding Shares of the Corporation on the first day of such fiscal year. Share-Based Awards shall only be granted or issued to bona fide Non-Executive Employees, Independent Directors and Service Providers.

This Plan is an “evergreen” plan whereby the number of Shares equivalent to the number of Awards that have been issued, exercised, terminated, cancelled, redeemed, repurchased or expired, at any time, are immediately re-reserved for issuance under the Plan and available for future issuances subject to the limits contained herein.

4.2              Adjustments

In the event (the occurrence of which is hereinafter referred to as an “Event”) that (i) there are any changes in the capital structure of the Corporation through stock splits, consolidations, reclassifications, changes in or elimination of par value shares, or (ii) any dividends or other distributions are made to holders of Shares, or (iii) any rights to purchase Shares at prices substantially below Market Price are granted to holders of Shares of the Corporation, or (iv) as a result of any other recapitalization, merger or consolidation, the Shares of the Corporation are converted into or exchangeable for any other securities, then in any such case the Corporation may make such adjustments in the right to purchase granted hereby as may be required to prevent substantial dilution or enlargement of the rights granted to or available for the Participant hereunder. No fractional Shares shall be issued upon the exercise of the Awards, as applicable, and accordingly, if as a result of the Event, a Participant would become entitled to a fractional Share, such Participant shall have the right to purchase only the next lowest whole number of Shares and no payment or other adjustment will be made with respect to the fractional interest so disregarded. Additionally, no lots of Shares in an amount less than 500 Shares shall be issued upon the exercise of Options unless such amount of Shares represents the balance left to be exercised under Options.

4.3              Insider Participation Limits

The aggregate number of Shares issuable to insiders of the Corporation within any one year period under the Plan, or when combined with all of the Corporation’s other security based compensation arrangements, shall not exceed 10% of the Corporation’s total issued and outstanding Shares.

The aggregate number of Shares reserved for issuance to all insiders of the Corporation, at any time, under the Plan, or when combined with all of the Corporation’s other security based compensation arrangements, shall not exceed 10% of the Corporation’s total issued and outstanding Shares.

5.                OPTIONS

5.1              Grant of Options

The Board or Administrator shall, from time to time, in its sole discretion, determine those Directors, Employees and Service Providers, if any, to whom Options are to be granted. If the Board elects to grant Options to a Director, the Board shall, in its sole discretion, determine the number of Shares to be acquired on the exercise of such Options. If the Board elects to grant Options to an Employee, the number of Shares to be acquired on the exercise of such Options shall be determined by the Board in its sole discretion, and in so doing the Board may take into account the following criteria:

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(a)	the annual salary of the Employee as at the date the Options are granted (the “Grant Date”) in relation to the total annual salaries payable by the Corporation to all of its Employees as at the Grant Date;

(b)	the length of time that the Employee has been employed by the Corporation; and

(c)	the quality and importance of the work performed by the Employee.

If the Board elects to grant Options to a Service Provider, the Board shall, determine the number of Shares to be acquired on the exercise of such Options based on such other considerations as the Board in its sole discretion may determine with regard to Service Providers.

5.2              Exercise Price

The exercise price of the Shares covered by Options shall be determined by the Board. While the Shares are listed on the Exchange, the exercise price shall not be less than the Market Price of the Shares at the time the Options are granted.

If the Shares are listed on an exchange other than the Exchange, the exercise price will be determined in accordance with the policies of such other exchange, or in the absence thereof, will be determined as the closing sales price of such Shares (or the closing bid, if no sales were reported) as quoted on such exchange for the market trading date immediately prior to the time of determination less any discount permitted by such exchange.

If the Shares are not listed on an exchange, the exercise price shall be determined in good faith by the Board.

5.3              Exercise of Option

Any Option may be exercised only by the Participant. All Options granted hereunder shall be evidenced by an option certificate (“Option Certificate”), substantially in the form as set out in Schedule “A” or in such other form as the Administrator may approve from time to time. A Participant may exercise an Option in whole or in part, subject to Section 5.6 at any time or from time to time during the Option Period (as hereinafter defined) up to 5:00 p.m. local time in Toronto, Ontario on the Expiry Date (as hereinafter defined) by delivering to the Corporation the applicable Option Certificate, a completed Option Exercise Notice, in substantially the form attached hereto as Schedule “B”, and a certified cheque or bank draft to be purchased pursuant to the exercise of the Options. Participants who exercise Options and become the owners of Shares may be required, as a condition of issuance, to execute a voting trust agreement.

5.4              Term

(a)	Subject to Sections 5.4(b) and 5.7, the term (the “Option Period”) of any Options granted under the Plan will be determined by the Board and may not exceed ten (10) years from the Grant Date.

(b)	Should the Expiry Date (as hereinafter defined) for Options fall within a Black Out Period or within nine business days following the expiration of a Black Out Period, such Expiry Date shall be automatically extended without any further act or formality to that date which is the tenth business day after the end of the Black Out Period, such tenth business day to be considered the Expiry Date for such Option for all purposes under the Plan.

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5.5              Vesting

Options which are subject to vesting, shall vest and may be exercised (in each case to the nearest full Share) during the Option Period in the manner set out below unless determined otherwise by the Board by resolution (and set forth in an Option Certificate):

(a)	one-third of the Shares subject to an Option Certificate shall vest on the first anniversary of the date of such Option Certificate;

(b)	one-third of the Shares subject to an Option Certificate shall vest on the second anniversary of the date of such Option Certificate; and

(c)	the remaining one-third of the Shares subject to an Option Certificate shall vest on the third anniversary of the date of such Option Certificate.

Options which have vested may be exercised in whole or in part at any time and from time to time during the Option Period.

5.6              Duration of Options

The Options and all rights thereunder shall be expressed to expire on the date set out in the Option Certificate, and shall be subject to earlier termination as provided in Sections 5.7 and 7 (the “Expiry Date”).

5.7              Termination of Options

A Participant may exercise Options in whole or in part at any time or from time to time during the period in which particular Options may be exercised. However, the Board may at any time fix a minimum or maximum number of Shares which a Participant may exercise pursuant to his or her Options. Any Options or part thereof not exercised within the Option Period shall terminate and become null, void and of no further force and effect at 5:00 p.m. local time in Toronto, Ontario, on the Expiry Date. Subject to any additional more limiting terms as determined by the Board, the Expiry Date of Options shall be the earlier of the date so fixed by the Board at the time the Options are granted and the date established, if applicable, in paragraphs (a) to (c) below.

(a)	Ceasing to Hold Office

If the Participant holds his or her Options as a Director of the Corporation and such Participant ceases to be a Director of the Corporation, other than by reason of death, then the Expiry Date of the Options shall be 90 days following the date the Participant ceases to be a Director of the Corporation, provided that, the Board shall have the discretion, upon an Participant ceasing to act as a Director, to waive the 90 day Option termination requirement, and to permit the Participant to exercise any Options for the full term of the Options, unless the Participant ceases to be a Director of the Corporation as a result of:

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(i)	ceasing to meet the qualifications set forth in section 118(1) of the Act; or

(ii)	an ordinary resolution having been passed by the shareholders of the Corporation pursuant to subsection 122(1) of the Act; or

(iii)	an order of the Commission, the Exchange, or any regulatory body having jurisdiction to so order;

in which case the Expiry Date shall be the date the Participant ceases to be a Director of the Corporation.

(b)	Ceasing to be Employed

If the Participant holds his or her Options as an Employee or Service Provider of the Corporation and such Participant ceases to be an Employee or Service Provider of the Corporation, other than by reason of death, then the Expiry Date of the Options shall be 90 days following the date the Participant ceases to be an Employee or Service Provider of the Corporation, provided that, the Board shall have the discretion, upon an Participant ceasing to act as an Employee or Service Provider of the Corporation, to waive the 90 day Option termination requirement, and to permit the Participant to exercise any Options for the full term of the Options, unless the Participant ceases to be an Employee or Service Provider of the Corporation as a result of:

(i)	termination for cause; or

(ii)	an order of the Commission, the Exchange, or any regulatory body having jurisdiction to so order;

in which case the Expiry Date shall be the date the Participant ceases to be an Employee or Service Provider of the Corporation. For greater clarity, and for all purposes of the Plan, the “date that the Participant ceases to be an Employee or Service Provider of the Corporation” means the date designated by the Corporation as the effective date on which the Participant ceases, for any reason whatsoever, to perform services for or to be employed by the Corporation. For greater clarity, such date will be determined in the sole discretion of the Corporation without regard to any applicable notice of termination, severance or termination pay, compensation in lieu of notice, or any claim by the Participant thereto (whether express, implied, contractual, statutory, or arising otherwise under Applicable Laws), provided that, in the case of voluntary termination by the Participant, such date may not be earlier than the date that notice of voluntary termination was first provided by the Participant to the Corporation.

(c)	Death

If the Participant dies, then the Expiry Date shall be one year from the date of death of the Participant. In the event of the death of an Participant, the Participant’s Options shall be exercised only within one year next succeeding such death and then only:

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(i)	by the Person or Persons to whom the Participant’s rights under the Options shall pass by the Participant’s will or the laws of descent and distribution; and

(ii)	to the extent that the Participant was entitled to exercise the option at the date of the Participant’s death.

6.                SHARE-BASED AWARDS

6.1              Grant or Issue of Share-Based Awards

The Administrator may grant an award to receive Shares as part of, or issue Shares in satisfaction of, a Participant’s compensation (including, but not limited to, salary, bonus, Directors’ fees, consulting fees or other forms of compensation) in such amounts and subject to such terms and conditions, including, but not limited to, being subject to performance criteria, or in satisfaction of such obligations, as the Administrator shall determine, subject to Section 4.1 hereof.

All Share-Based Awards granted or issued hereunder shall be evidenced by an agreement (“Share-Based Award Agreement”) between the Corporation and the Participant, in such form as the Administrator may approve from time to time.

6.2              Termination of Employment

Each Share-Based Award Agreement shall set forth the extent to which the Participant shall have the right to receive Share-Based Awards following termination of the Participant’s employment or other relationship with the Corporation. Such provisions shall be determined in the sole discretion of the Administrator, need not be uniform among all Share-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

6.3              Non-transferability of Share-Based Awards

Except as otherwise provided in a Participant’s Share-Based Award Agreement, at the time of grant or issue or thereafter by the Administrator, Share-Based Awards (other than Shares issued to a Participant pursuant to a Share-Based Award) may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Share-Based Award Agreement at the time of grant or thereafter by the Administrator, a Participant’s rights under the Plan shall be exercisable during such Participant’s lifetime only by such Participant.

7.                CHANGE IN CONTROL

Despite any other provision of this Plan, in the event of an actual or potential Change of Control Transaction, the Board has the right, in its sole discretion and on the terms it sees fit, without any action or consent required on the part of any Participant, to deal with any Awards (or any portion of any Awards) in the manner it deems equitable and appropriate in the circumstances, including the right to: (i) determine that any Awards (or any portion of any Awards) will remain in full force and effect in accordance with their terms after the Change of Control Transaction; (ii) cause any Awards (or any portion of any Awards) to be converted or exchanged for options to acquire shares of another entity involved in the Change of Control Transaction, having the same value and terms and conditions as the Awards; (iii) accelerate the vesting of any unvested Awards; (iv) provide Participants with the right to surrender any Awards (or any portion of any Awards) for an amount per underlying Share equal to the positive difference, if any, between the fair market value of the Share on the date of surrender and the Option exercise price of such Awards, if applicable; and (v) accelerate the date by which any Awards (or any portion of any Awards) must be exercised.

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8.                ASSIGNMENT OF AWARDS

All benefits, rights and Awards accruing to any Participant in accordance with the terms and conditions of the Plan shall not be transferable or assignable unless specifically provided herein. During the lifetime of a Participant any benefits, rights and Awards may only be exercised by the Participant.

9.                AMENDMENT AND TERMINATION

9.1              Prospective Amendment

The Board may from time to time amend the Plan and the terms and conditions of any Awards granted hereunder, provided that any such amendment, modification or change to the provisions of the Plan shall:

(a)	not adversely alter or impair Awards previously granted except as permitted by Section 4.2;

(b)	be subject to any regulatory approvals, where required, including the approval of the Exchange, where necessary;

(c)	be subject to shareholder approval in accordance with the rules of the Exchange in circumstances where the amendment, modification or change to the Plan or Awards would:

(i)	reduce the exercise price of Awards held by an insider of the Corporation;

(ii)	extend the term of Awards held by an insider of the Corporation beyond the original Option Period (other than such period being extended by virtue of Section 5.4(b));

(iii)	amend to remove or to exceed the insider participation limits in Section 4.3;

(iv)	increase the fixed maximum percentage of issued and outstanding Shares which may be issued pursuant to the Plan or change from a fixed maximum percentage of issued and outstanding Shares to a fixed maximum number of Shares; or

(v)	amend this section 9.1; and

(d)	not be subject to shareholder approval in circumstances where the amendment, modification or change to the Plan or Awards would:

(i)	be of a “housekeeping nature”, including any amendment to the Plan or Awards that is necessary to comply with applicable laws, tax or accounting provisions or the requirements of any regulatory authority or stock exchange and any amendment to the Plan or Awards to correct or rectify any ambiguity, defective provision, error or omission therein, including any amendment to any definitions therein;

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(ii)	be necessary for Awards to qualify for favourable treatment under applicable tax laws;

(iii)	alter, extend or accelerate any vesting terms or conditions in the Plan or Awards;

(iv)	introduce, amend or modify any mechanics for exercising any Awards (including relating to a cashless exercise feature or an automatic exercise feature);

(v)	change the Option Period or change any termination provision in the Plan or any Award (for example, relating to termination of employment, resignation, retirement or death), provided that such change does not entail an extension beyond the original Option Period of such Awards (other than such period being extended by virtue of Section 5.4(b));

(vi)	introduce a share appreciation right feature, payable in cash or Shares, provided that such feature provides for a full deduction of the number of underlying Shares from the Plan maximum, as applicable;

(vii)	change the application of Section 4.2 (Adjustments) or Section 7 (Change in Control);

(viii)	add a form of financial assistance or amend a financial assistance provision which is adopted; or

(ix)	change the eligible participants under the Plan.

The Board may terminate the Plan at any time provided that such termination shall not alter the terms or conditions of any Awards or impair any right of any Participant pursuant to any Awards granted prior to the date of such termination and notwithstanding such termination, such Awards shall continue to be governed by the provisions of the Plan, which shall survive the termination for such purpose.

9.2              Applicable Laws or Regulations

The Corporation’s obligation to sell and deliver Shares under each Award is subject to compliance with all Applicable Laws applying to the authorization, issuance, listing or sale of securities and, if the Shares of the Corporation are listed on a stock exchange, is also subject to such stock exchange accepting for listing the shares which may be issued upon the exercise thereof. The Corporation may request that a Participant demonstrate compliance with securities laws outside of Ontario, if applicable, to the exercise of Awards.

9.3              Taxes and Source Deductions

The Corporation or any Subsidiary may take such reasonable steps for the deduction and withholding of any taxes and other required source deductions that the Corporation or the Subsidiary, as the case may be, is required by Applicable Laws or the requirements of any Governmental Authority to withhold, deduct or remit in connection with this Plan, any exercise or surrender of any Award, or a portion thereof, by an Participant or any issuance of Shares to an Participant. Without limiting the generality of the foregoing, the Corporation may, in its discretion:

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(a)	deduct and withhold amounts from any cash remuneration or other amount payable to the Participant, whether or not such remuneration or amount payable is related to the Plan, the exercise or surrender of any Award, or portion thereof, or any issuance of Shares to an Participant;

(b)	allow the Participant to make a cash payment to the Corporation equal to the amount the Corporation determines it is required to withhold, deduct or remit in connection with any exercise or surrender by the Participant of any Award, or portion thereof, or any issuance of Shares, which amount shall be remitted by the Corporation to the appropriate Governmental Authority for the account of the Participant;

(c)	arrange for the sale on behalf of an Participant of that number of Shares issued upon an exercise or surrender of Awards, or a portion thereof, such that the proceeds, net of any brokerage commissions, to be delivered to the Corporation shall be sufficient to satisfy any and all taxes required to be remitted by the Corporation for the account of the Participant.

If the Corporation considers that the steps undertaken in connection with the foregoing result in inadequate withholding or a late remittance of taxes, the delivery of any Shares to be issued to a Participant on the exercise or termination of Awards by the Participant, may be made conditional upon the Participant (or other Person) reimbursing or compensating the Corporation or making arrangements satisfactory to the Corporation for the payment to it in a timely manner of all taxes required to be remitted for the account of the Participant.

10.            APPROVALS REQUIRED FOR PLAN

The Plan must be approved by the Exchange and by the shareholders of the Corporation (which approvals have been obtained).

11.            EFFECTIVE DATE OF PLAN

The Plan has been adopted by the Board subject to the approval of the Exchange and the shareholders of the Corporation and, if so approved, the Plan shall become effective upon such approval being obtained.

12.            NOTICES

All written notices to be given by a Participant to the Corporation will be delivered personally or by registered mail, postage prepaid, addressed as follows:

Cardiol Therapeutics Inc.

2265 Upper Middle Rd. E., Suite 602

Oakville, ON, Canada

L6H 0G5

Attn: David Elsley

Email:david.elsley@cardiolrx.com

Any notice given by a Participant pursuant to the terms of Awards will not be effective until actually received by the Corporation at the above address.

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13.            INTERPRETATION

This Plan is established under and the provisions of the Plan shall be interpreted and construed in accordance with the laws of the Province of Ontario.

IN WITNESS WHEREOF the Corporation has executed and delivered this Equity Compensation Plan, as amended and restated, as of the 1st day of June, 2020.

CARDIOL THERAPEUTICS INC.

Per:	“David Elsley”
Authorized Signatory

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SCHEDULE A

CARDIOL THERAPEUTICS INC.
STOCK OPTION CERTIFICATE

This Option Certificate is issued pursuant to the provisions of the Corporation’s Equity Compensation Plan (the “Plan”). Capitalized terms herein shall the have the meanings set out in the Plan. This Option Certificates evidences that ___________________ is the holder of Options to purchase up to _______________ Shares at an exercise price of $per Share. Subject to the provisions of the Plan:

(a)	the Grant Date of the Options is _________________; and

(b)	the Expiry Date of the Options is ________________.

These Options vest as set forth in Section 5.5 of the Stock Option Plan.

[OR

These Options vest on the following terms:

______________________________________

______________________________________

______________________________________

Other Restrictions:

Subject to the vesting provisions noted above, this Option may be exercised from the Grant Date until 5:00 p.m. local time in Toronto, Ontario on the Expiry Date, by delivering to the Administrator of the Plan an Option Exercise Notice, in the form provided in the Plan, together with this Option Certificate and a certified cheque or bank draft payable to CARDIOL THERAPEUTICS INC. or as the Corporation may direct, in an amount equal to the aggregate of the exercise price of the Shares in respect of which the Options are being exercised; provided that the Participant will have satisfied the conditions precedent, if any, to the exercise of the Options set out in the Plan. When due notice and payment are received, the Corporation covenants and agrees to issue and deliver to the Participant Share certificates in the name of the Participant for the number of Shares so purchased.

It is a condition of the exercise of any vested Options that the Participant be bound by a voting trust agreement in the Corporation’s standard form authorizing the Chief Executive Officer of the Corporation to exercise the votes associated with the Shares to be purchased for so long as the Corporation is not a reporting issuer.

This Option Certificate and the Options evidenced hereby are not assignable, transferable or negotiable. This Option Certificate is issued for convenience only and in the case of any dispute with regard to any matter in respect hereof, the provisions of the Plan and records of the Corporation shall prevail.

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THE EXERCISE/SURRENDER OF THESE OPTIONS ARE SUBJECT TO THE TERMS AND RESTRICTIONS SET OUT IN THE PLAN.

Dated this__________ day of__________________ , 20____

CARDIOL THERAPEUTICS INC.	ACKNOWLEDGED BY:

Per:	Per:

Authorized Signatory	Name of Holder

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SCHEDULE B

CARDIOL THERAPEUTICS INC

OPTION EXERCISE NOTICE

To: CARDIOL THERAPEUTICS INC. (the “Corporation”)

Capitalized terms herein shall the have the meanings set out in the Corporation’s Equity Compensation Plan (the “Plan”). The undersigned hereby irrevocably gives notice, pursuant to the Plan, of the exercise of the Options to acquire and hereby subscribes for (cross out inapplicable item):

(a)	all of the Shares; or

(b)	_____________ of the Shares;

which are the subject of the Option Certificate held by the undersigned evidencing the undersigned’s Options to purchase said Shares.

Calculation of total exercise price:

(i)                 number of Shares to be acquired on exercise __________________ Shares

(ii)              multiplied by the exercise price per Share: $__________________

TOTAL EXERCISE PRICE, enclosed herewith: $__________________

The undersigned tenders herewith a certified cheque or bank draft (circle one) in the amount of $_________ payable to the Corporation in an amount equal to the total exercise price of the aforesaid Shares, as calculated above, and directs the Corporation to issue the certificate evidencing said Shares in the name and address of the undersigned to be delivered to the undersigned at the following address (no post office box numbers):

____________________________________________________

____________________________________________________

____________________________________________________

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DATED the __________ day of ______________________, 20___

Signature of Witness	Signature of Participant

Name of Witness (please print)	Name of Participant (please print)

Registration address (if different from mailing address)

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